Exhibit 10.64

ADDENDUM TO PARTNERCONNECT™ EVM DISTRIBUTION AGREEMENT (RENTAL SERVICES ADDENDUM)
Region: North America

THIS RENTAL SERVICES ADDENDUM ("Addendum") is entered between:

Zebra Technologies International, LLC, an Illinois limited liability company operating as a subsidiary of Zebra Technologies Corporation, with its registered office at 3 Overlook Point, Lincolnshire IL 60069 (“Zebra”)

and

SCANSOURCE, INC., a corporation incorporated in South Carolina, with a place of business at 6 Logue Court, Greenville, South Carolina 29615 ("Distributor”).

Zebra and the Distributor are referred to collectively as “Parties” and individually as a “Party”.

WHEREAS Distributor has agreed to the Zebra® PartnerConnect EVM Distribution Agreement terms (as amended), which are hereby incorporated by reference (the “Distribution Agreement”); and

WHEREAS Zebra’s Asset Identification and Tracking (“AIT”) products and services, shall continue not to be within the scope of the Distribution Agreement and shall not be within the scope of this Addendum; and

WHEREAS Distributor is looking to resell to Zebra Authorized Resellers (as defined in Exhibit A), Rental Services, the delivery of which will be governed by the terms and conditions specified in Exhibit A hereof; and

WHEREAS the Parties hereto agree to enter into this Rental Services Addendum, the terms of which are supplemental to the Distribution Agreement terms.

NOW, THEREFORE, the Parties agree as follows:

1.Distribution Agreement Terms and Conditions

Unless otherwise noted herein, all terms not herein defined shall have the meanings ascribed thereto in the Distribution Agreement. Except as expressly set forth in this Rental Services Addendum (“Addendum”), the terms and conditions of the Distribution Agreement shall remain unchanged and in full force and effect. In the event of any inconsistency between this Addendum and the Distribution Agreement in relation to the subject herein, this Addendum shall prevail. The section headings used herein are for descriptive purposes only and shall not be used in construing the provisions of the Addendum.

2.    Definition

“Equipment” shall mean the Zebra products listed on a Rental Services Form that at the time of execution of this Addendum may consist of various configurations of Zebra’s MC32, MC92, TC51, TC70, TC75, MC18, MC40, MC55, MC67, RS50 product families. Zebra may add and remove product families from its rental offering by a written message to Distributor and without the need to formally amend this Addendum.

“End User” shall mean the legal entity that purchases the Rental Services for their internal use and not for further resale.

“Rental Services” shall mean the rights granted by Zebra to Distributor under the Rental Services Contract, or to End Users via Authorized Resellers under a Sell Through Rental Services Agreement, which is identified by a designated SKU number, and is related to the use of the Equipment listed in each Rental Services Form, including the maintenance and support thereof.

Exhibit 10.64
“Rental Services Contract” shall mean the completed Rental Services Form accepted by Zebra for a specific Rental Services opportunity, and the terms of the Distribution Agreement, as supplemented by the terms of this Addendum, including the Rental Services Agreement terms (and its Schedules) attached to this Addendum as Exhibit A.

“Rental Services Form” shall mean the Zebra form which an Authorized Reseller must fill out (with Rental Charges redacted) and submit to Zebra (via Distributor) for approval prior to the Distributor’s purchase of Rental Services for a specific End User opportunity. A blank template of a Rental Services Form is attached to this Addendum as Exhibit B.

“Sell Through Rental Services” shall mean the Rental Services Distributor purchases from Zebra for resale to End Users ( via Authorized Resellers) under the terms of Exhibit A, and which will be delivered by Zebra directly to the End-Users identified in each Rental Services Form.

“Sell Through Rental Services Agreement” shall mean the contract in the form of Exhibit A and the completed Exhibit B (Rental Charges redacted) which will form an integral part thereof, to be entered into between Zebra and an End User for the delivery of the Rental Services to such End User, following Distributor’s purchase of Sell Through Rental Services from Zebra and their resale (via an Authorized Reseller) to such End User.

3.    Authorization to offer and sell Zebra Rental Services and the Applicable Terms.

a.The Rental Services are classified as Class 5 - Restricted in Zebra’s PartnerConnect program, which means that an Authorized Reseller must have appropriate Zebra authorization to purchase them for resale.

b.Subject to the Authorized Reseller having obtained Zebra’s authorization to purchase Rental Services for resale (which Zebra will confirm to the Distributor on a case by case basis upon Distributor’s request), the Distributor acknowledges and agrees that:

1.The Distributor will offer the Rental Services as Sell Through Rental Services to Authorized Resellers, only on the Zebra Sell Through Rental Services Agreement terms set out herein as Exhibit A.

2.In any acceptance notice issued by Distributor, to indicate its acceptance of Authorized Reseller’s purchase order for Sale Through Rental Services, Distributor shall include a notice that advises the Authorized Reseller that all purchases of Sell Through Rental Services are subject to the Sell Through Rental Services Agreement posted at www.zebra.com/partnerconnect-tc (or any equivalent thereof) or attached. Distributor will require Authorized Reseller to have similar provisions in their acceptance notice that advises the End User that all purchases of the Rental Service are subject to the Sell Through Rental Services Agreement.

c.In the event Distributor does not comply with the terms of sub sections 3 (b) (1) and (2) above, and a claim is asserted or brought by an End User or Authorized Reseller against Zebra, which arise out of or is in any way connected to:

i.End User’s or Authorized Reseller’s assertion that the Sell Through Rental Services Agreement does not regulate the supply of the Sell Through Rental Services from Zebra to End User; or

ii.End User’s or Authorized Reseller’s exertion of its contractual rights against Zebra where End User has not entered into the Sell Through Rental Services Agreement with Authorized Reseller and instead is relying upon different contractual terms
(the “Rental Services Claim”),

Distributor agrees to defend Zebra in the Rental Services Claim (at Zebra’s request) and indemnify and hold Zebra and its Affiliates harmless from and against: any costs, settlement, service credits, or similar losses due and/ or

Exhibit 10.64
payable as a result of the Rental Services Claim; and any judgment awarding damages or other remedy against Zebra in the Rental Services Claim.
Zebra shall have the right to participate in the defense of a Rental Services Claim and Distributor will not settle such claim without Zebra’s prior written consent.

4.    Rental Services Charges, Payment Terms, and Delivery Terms.

The specific rental charges for each transaction shall be as communicated to Distributor by Zebra upon approval of such transaction. The payment terms specified in the Distribution Agreement will apply between Zebra and the Distributor. Zebra will deliver the Equipment to the Distributor, or drop ship it to the Authorized Reseller or the End User location, in accordance with the delivery terms set out in Exhibit A. For the avoidance of doubt, risk of loss or damage to the Equipment shall pass with delivery per the applicable INCOTERMS® 2010, however title in the Equipment and/or software shall never pass and shall remain vested with Zebra or its suppliers as appropriate.

5.    Return of Equipment.

Distributor agrees that when it resells Rental Services other than under the terms of Exhibit A, the terms of the Rental Services Contract will apply as between Distributor and Zebra. In such event, Distributor will be responsible for the return of Equipment units to Zebra at the end of rental period for which rental charges have been paid to Zebra, and in the event such Equipment units are not returned to Zebra within fourteen (14) days thereof, Distributor shall pay to Zebra the then-current Equipment list price for each unreturned units, plus any applicable federal, state, or local sales, use, goods, VAT or services taxes, and such payment shall be due upon receipt of Zebra’s invoice therefore. Zebra may offset any payments that may be owed to Distributor under the Distribution Agreement, or under any other agreement between Zebra and Distributor against the amounts owed by Distributor pursuant to this Addendum. Additionally, Distributor shall be liable to Zebra for all legal costs, fees and expenses incurred in securing payment of all amounts owed by Distributor under this Addendum.

6.    Term and Termination.

This Addendum shall continue until terminated: (i) by either Party for any or no reason upon thirty (30) days’ prior written notice to the other Party; (ii) by Zebra immediately for upon occurrence of any of the following events as described in Section 18.1b of the Distribution Agreement; (iii) by Zebra if Distributor fails to, or Distributor fails to ensures that its Authorized Reseller supplies the information required under the Rental Services Form and fails to remedy any such default(s) within thirty (30) days after the receipt of notice to that effect; or (iv) if Distributor ceases for whatever reason to be a Zebra Authorized Distributor.

7.    Effects of Termination

Upon the expiration or termination of this Addendum for any reason:

a.Distributor’s authorization to offer for sale and sell the Rental Services shall cease, and Zebra will not accept any new orders for Rental Services from Distributor.

b.All monies due and owing by Distributor to Zebra for Rental Services under this Addendum shall become immediately due and payable.

c.Distributor shall deliver to Zebra any and all Confidential Information provided to Distributor in support of this Addendum and promptly return to Zebra all property of Zebra in its possession, including but not limited to loaned equipment, if any.

d.Distributor shall be responsible to complete all the procedures and processes associated with Rental Services Agreements sold by Zebra to, or through, Distributor prior to the effective date of termination, and shall provide Zebra with such other information and assistance, including without limitation, consent to novation or assignment, as Zebra may reasonably request in order to ensure an orderly termination with minimal commercial disruption.

8.    Entire Agreement and Order of Precedence

Exhibit 10.64

a.This Addendum, together with the Exhibits thereto and the other documents comprising the Distribution Agreement represent the entire agreement of the Parties with respect to the subject matter contained herein. Any and all prior discussions or agreements with respect hereto are merged into and superseded by this Addendum. None of these terms and conditions may be added to, modified, superseded or otherwise altered except by a written instrument that is signed by an authorized representative of Zebra and Distributor, and that expressly refers to this Addendum and states an intention to modify or amend it.

b.Notwithstanding the precedence provision of the Distribution Agreement in the event of any conflicts or ambiguities in the Distribution Agreement, the order of precedence shall be as follows: (a) the terms and conditions of this Addendum; (b) the Exhibits to this Addendum; and (d) The Distribution Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Addendum to be executed by their respective duly authorized officers or agents, to take effect on the date of the last signature hereof (the “Effective Date”).

ZEBRA TECHNOLOGIES INTERNATIONAL LLC.		ScanSource, Inc.

By:	/s/ Michael Mughetto	By:	/s/ Brenda McCurry

Name:	Michael Mughetto	Name:	Brenda McCurry

Title:	VP NA Channel Sales	Title:	VP Supplier Services

Date:	May 6, 2021	Date:	May 6, 2021

Exhibit 10.64
Exhibit A

Rental Services Agreement

This Rental Services Agreement, together with the completed Rental Services Form (collectively, the “Agreement”), shall govern: (i) all direct sales of Rental Services by Zebra Technologies International, LLC, or any of its Affiliates (collectively and individually referred to as "Zebra") to End Users; (ii) all sales of Rental Services by Zebra to End Users through Authorized Sellers; and (iii) all sales of Rental Services by Zebra to Company.

TERMS OR CONDITIONS THAT ARE DIFFERENT FROM OR IN ADDITION TO THOSE CONTAINED
HEREIN ARE HEREBY REJECTED AND OF NO FORCE OR EFFECT. Any prior or contemporaneous representations, agreements, comments, covenants, or assertions that relate to the subject matter of the Agreement, whether written or oral, are not enforceable.

1.    DEFINITIONS.

“Affiliates” means any other entity directly or indirectly controlling or controlled by or with common control with one of the parties of more than 50% of the voting stock, limited liability company interest, general partnership interest or voting interest in any such corporation, limited liability company or partnership.

“Authorized Reseller” means a reseller or a distributor who participate in the Zebra PartnerConnect program.

“Company” means an Authorized Seller who is a direct party to this Agreement, while contracting with a reseller or an End User (as the case may be) for the Rental Services via contract other than this Rental Services Agreement.

“Contracting Party” means the Party with which Zebra consummates the sale of Rental Services (depending on the structure of the sale) and to which the Agreement shall apply. For direct sales by Zebra to End Users and sales of Rental Services by Zebra to End Users through Authorized Resellers, the Contracting Party means: End Users. For sales of Rental Services by Zebra or by a Distributor to Company, the Contracting Party means: Company.

“Effective Date” means the date specified on the first Rental Services Form submitted under this Agreement as the “Rental Services Start Date”.

“End User” means a customer who buys Rental Services for its own use and not for resale, either directly from Zebra or through an Authorized Seller.

“Equipment” means the Zebra products listed on each Rental Services Form.

“Location” means the full address where the Equipment will be used by End User as specified in the Rental Services Form.

“Parties” or “Party” means Zebra, Authorized Reseller, and/or the Contracting Party, as applicable.
“Region” means one of the four geographic divisions in which Zebra operates. The four regions are (i) North America (ii) Latin America (iii) Europe, Middle East, and Africa; and (iv) Asia Pacific.

“Rental Charges” means the amounts specified on the Rental Services Form which includes Equipment maintenance services, software/firmware license, and shipping of the Equipment to End User.

“Rental Services” means the rights granted by Zebra related to the use of the Equipment under the terms and subject to the conditions of this Agreement.

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“Rental Services Form” means the document, a sample of which is attached to the Agreement as Schedule A, which must be submitted by End User or the Authorized Reseller to Zebra in conjunction with placing a Purchase Order for Rental Services. The completed Rental Services Form(s) form an integral part of this Agreement.

2.    AGREEMENT; SCHEDULES. The Agreement sets forth the terms and conditions upon which Zebra shall rent the Equipment to the Contracting Party. The Agreement is non-cancellable and End User and the Authorized Reseller are responsible for payment of the full Rental Charges regardless of whether End User decides to return the Equipment to Zebra at the end of the Rental Term or at any earlier time. The Agreement includes the attached Schedules A, B, and C:
a.Schedule A - Rental Services Form which covers the specifics of each Rental Services transaction conducted during the term of the Agreement.
b.Schedule B - The End User software/firmware license terms (EULA); and
c.Schedule C - The Equipment maintenance and support specification (Zebra OneCare® Essential Service Description Document).

3.    AGREEMENT TERM AND RENTAL TERM.
a.The term of the Agreement shall commence on the Effective Date and extend for the later of one year or the last to expire Rental Term.
b.The Rental Term shall commence on the date Equipment is received by End User and shall terminate on the date Zebra receives all the Equipment back from End User (“Rental Term”). The initial rental period is as specified in the Rental Services Form, which in no event can be less than three (3) months (“Initial Rental Term”). Thereafter, the term may be renewed for successive one (1)-month periods, subject to Zebra’s receipt of purchase orders, in accordance with Section 10 (PURCHASE ORDER) of the Agreement.

4.    RENTAL CHARGES. End User and Authorized Reseller agree to pay the Rental Charges for each unit of the Equipment to Zebra. If the Rental Term does not start on the first day of a calendar month or end on the last day of a month, the Rental Charge will be prorated accordingly. The Rental Charges shall be invoiced and payable until all Equipment is received by Zebra from End User.

5.    PAYMENT. (a) Rental Charges are payable in advance. For Rental Services purchased directly from Zebra, invoices will be provided by Zebra in advance of the applicable month. Unless specified otherwise in any other agreement between the Parties covering the subject matter hereof, all payment terms are net thirty (30) days from the date of Zebra’s invoice. End User or Authorized Reseller shall pay Zebra interest at one and one-half percent (1.5%) per month or the highest lawful rate, whichever is less, on any delinquent payment from the date such payment was due until fully paid. Zebra reserves the right, at any time, to revoke any credit extended if payment is in arrears for more than ten (10) days after notice, or if in Zebra’s sole and absolute discretion, Zebra determines that the End User or Authorized Reseller credit does not warrant further extension of credit. (b) If units are not returned within fourteen (14) days of the end of the rental period for which Rental Charges have been paid, End User shall pay to Zebra the then-current Equipment list price for the unreturned units, and such payment shall be due upon receipt of Zebra’s invoice therefore. (c) Zebra may also, in its sole and absolute discretion, suspend the Rental Services or any part thereof due to non-payment of any sums due or payable until all such outstanding sums have been fully paid. For Rental Services purchased through an Authorized Reseller or from Company, the payment terms agreed to between End User and such Authorized Seller or Company will apply.

6.    SECURITY DEPOSIT. Prior to taking possession of the Equipment, End User may be required to deposit with Zebra (or with the Authorized Reseller), in trust, a security deposit equal to two (2) times the Rental Charges for the Initial Rental Term (the “Security Deposit”) as security for the performance by End User of the terms under the Agreement and for any damages caused to the Equipment during the Rental Term. Zebra may use all or part of the Security Deposit to cover unpaid Rental Charges and to repair any damage to Equipment caused during the Rental Term, and End User or the Authorized Reseller shall reimburse Zebra for such charges and costs out of the Security Deposit. The Security Deposit is not a limit on the amount Zebra is entitled to recoup under this Agreement and End User and the Authorized Reseller remain liable for any balance thereof. End User and Authorized Reseller shall not apply or deduct any portion of any Security Deposit and shall not use any Security Deposit at any time in

Exhibit 10.64
lieu of payment of Rental Charges. If End User breaches any of the terms or conditions of the Agreement, End User shall forfeit any Security Deposit, as permitted by applicable law.

7.    RECALL NOTICE. Zebra may recall any Equipment, upon ten (10) days written notice to End User.

8.    LABELS. End User shall not remove, alter, disfigure, or cover up any serial numbering, lettering, logo, or insignia displayed on the Equipment.

9.    EQUIPMENT MAINTENANCE SERVICES. During the Rental Term, Zebra shall provide End User telephone support and depot maintenance for the Equipment, all as described in Schedule C.

10.    PURCHASE ORDER. End User or Authorized Reseller shall issue a purchase order for the Rental Services that binds them to their payment obligations during the Initial Rental Term. For continued Rental Services beyond the Initial Rental Term, End User or the Authorized Reseller (as the case will be) shall issue subsequent purchase order(s) to Zebra or to Authorized Reseller in advance of each successive monthly period beyond the Initial Rental Term. Purchase orders to Zebra shall be emailed to Attn: Zebra Service Contracts Administration
- Refer to Schedule A for applicable Zebra email address.

11.    EQUIPMENT OWNERSHIP; LIENS; LOCATION. Zebra is the sole owner of the Equipment and has sole title thereto. The Contracting Party warrants that it will not encumber the Equipment or their respective interest in the Equipment in any manner whatsoever, nor create or permit to exist any levy, lien or encumbrance thereof except those created by or through Zebra. End User shall not move the Equipment or any part thereof from the Location without Zebra's prior written consent.

12.    POSSESSION AND SURRENDER OF EQUIPMENT. Possession of the Equipment shall be transferred to End User on the first day of the Initial Rental Term. At the expiration of the Rental Term, End User shall surrender the Equipment to Zebra (or to Authorized Reseller, as instructed by Zebra) in good condition and working order, ordinary wear and tear excepted, as it was at the commencement of the Initial Rental Term.

13.    RISK OF LOSS AND INSURANCE.
a.Company assumes any and all risk of loss or damage to the Authorized Devices during the Term. Company agrees to keep the Authorized Devices insured at Company’s expense against all risks of loss from any cause whatsoever, and such insurance shall cover not less than the replacement cost of the Authorized Devices.
b.Company shall carry commercial general liability insurance in an amount not less than $2,000,000 total liability per occurrence with Zebra named loss payee and additional insured under such insurance policies.
c.Company shall provide to Zebra, at the following email address: nkq674@zebra.com, certificates of insurance evidencing insurance coverage throughout the Term. If Company fails to provide Zebra with such evidence, then Zebra will have the right, but not the obligation, to purchase insurance protecting Zebra at Company's expense.

14.    MAINTENANCE, DAMAGE AND LOSS. End User will, at End User's sole expense, keep and maintain the Equipment clean and in good working order and repair during the Rental Term. In the event the Equipment is lost or damaged beyond repair, End User shall pay to Zebra (or to Authorized Reseller) as replacement costs for the Equipment the amount equal to the then-current list price of such Equipment, in addition to End User’s obligation to pay the full Rental Charges under the Agreement.

15.    ENCUMBRANCES, TAXES AND OTHER LAWS. End User shall keep the Equipment free and clear of any liens or other encumbrances and shall not permit any act where Zebra’s title or rights may be negatively affected. End User shall be responsible for complying with and conforming to all laws and regulations relating to the possession, use or maintenance of the Equipment. Furthermore, End User shall promptly pay all taxes, fees, licenses, and governmental charges, together with any penalties or interest thereon, relating to the possession, use or maintenance of the Equipment.

16.    ZEBRA’S REPRESENTATIONS. Zebra represents that it has the right to rent the Equipment as provided in the Agreement and that End User shall be entitled to quietly hold and possess the Equipment, and (subject to

Exhibit 10.64
Section 7, RECALL NOTICE) Zebra will not interfere with that right as long as Zebra is paid the Rental Charges in a timely manner and all other obligations to Zebra under the Agreement are performed.

17.    SEVERABILITY. If any part or parts of the Agreement shall be held unenforceable for any reason, the remainder of the Agreement shall continue in full force and effect. If any provision of the Agreement is deemed invalid or unenforceable by any court of competent jurisdiction, and if limiting such provision would make the provision valid, then such provision shall be deemed to be construed as so limited.

18.    LIMITATION OF LIABILITY.
TO THE MAXIMUM EXTENT PERMITTED BY LAW, ZEBRA WILL NOT BE LIABLE TO CONTRACTING PARTY AND/OR TO AUTHORIZED RESELLERS, THEIR AFFILIATES OR ANY OTHER PERSON FOR ANY LOST REVENUES, PROFITS, GOODWILL OR USE, THE COST OF SUBSTITUTED PRODUCTS OR SERVICES, BUSINESS INTERRUPTION OR ANY DAMAGE TO OR LOSS OF ANY SOFTWARE PROGRAMS, DATA OR REMOVABLE DATA STORAGE MEDIA, FOR THE RESTORATION OR REINSTALLATION OF ANY SOFTWARE PROGRAMS OR DATA, OR FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL OR PUNITIVE DAMAGES OF ANY KIND HOWEVER CAUSED RELATED TO THE RENTAL SERVICES OR THE AGREEMENT, OR THE INABILITY TO USE THE EQUIPMENT, WHETHER ARISING UNDER CONTRACT, TORT (INCLUDING STRICT LIABILITY AND NEGLIGENCE), EQUITY OR ANY OTHER THEORY OF LIABILITY, EVEN IF ZEBRA HAS BEEN ADVISED OF THE POSSIBILITY OF THOSE DAMAGES OR EVEN IF THOSE DAMAGES ARE FORESEEABLE. CONTRACTING PARTY’S AND/OR AUTHORIZED RESELLER’S EXCLUSIVE REMEDY IS EXPRESSLY LIMITED TO PERFORMANCE OF THE RENTAL SERVICES PROVIDED FOR BY THE AGREEMENT OR THE FAIR MARKET VALUE THEREOF.

ZEBRA’S ENTIRE LIABILITY FOR DAMAGES TO THE CONTRACTING PARTY AND/OR AUTHORIZED RESELLERS OR OTHERS RESULTING FROM THE RENTAL SERVICES UNDER THE AGREEMENT SHALL IN NO EVENT EXCEED THE ANNUAL RENTAL CHARGES PAID BY CONTRACTING PARTY AND/OR AUTHORIZED RESELLERS, EXCEPT FOR INSTANCES OF PHYSICAL INJURY TO PERSON OR TANGIBLE PERSONAL PROPERTY DAMAGE. TANGIBLE PERSONAL PROPERTY DOES NOT INCLUDE, WITHOUT LIMITATION, DATA, RECORDS, OR DOCUMENTS OR ANY OTHER RECORDED INFORMATION. (SUCH DATA, RECORDS, DOCUMENTS OR OTHER RECORDED INFORMATION ARE NOT TO BE CONSIDERED TANGIBLE PROPERTY REGARDLESS OF THE MEDIUM, INCLUDING ELECTRONIC, THEY ARE STORED). EXCEPT AS STATED HEREIN, ZEBRA DISCLAIMS ALL WARRANTIES WITH RESPECT TO THE RENTAL SERVICES, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR USE OR NON-INFRINGEMENT. NEITHER PARTY MAY BRING A LEGAL ACTION UNDER THE AGREEMENT OR RELATED TO THE RENTAL SERVICES MORE THAN TWO (2) YEARS AFTER THE CAUSE OF ACTION AROSE UNLESS PROVIDED OTHERWISE BY APPLICABLE NON- WAIVABLE LAW.

19.    ASSIGNMENT. Neither the Agreement nor the Contracting Party’s rights hereunder are assignable except with Zebra’s prior written consent.

20.    BINDING EFFECT. The covenants and conditions contained in the Agreement shall apply to and bind the Parties and the heirs, legal representatives, successors and permitted assigns of the Parties.

21.    DISPUTE RESOLUTION/GOVERNING LAW. (a) The Agreement will be interpreted under, and any disputes whether sounding in contract, tort or otherwise arising out of the Agreement will be governed by, the laws of the State of Illinois, excluding its conflicts of law principles. The Contracting Party irrevocably consents to the exclusive jurisdiction of the state and federal courts located in Cook or Lake County in the State of Illinois, USA, in connection with all actions arising out of or in connection with the Agreement, and waives any objections that venue is an inconvenient forum. The Contracting Party further agrees that it will not initiate any action against Zebra in any other jurisdiction. The Contracting Party agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in any other jurisdiction (including without limitation, the appropriate courts of the jurisdiction in which the Contracting Party is resident or in which any property or an office of Contracting Party is located) by suit on the judgment or in any other manner provided by law. (b) The Parties will attempt to settle any claim or controversy arising out of the Agreement through consultation and negotiation in good faith and in the spirit

Exhibit 10.64
of mutual cooperation; provided, however that this does not preclude either Party from initiating a legal proceeding. Agreement, by the Parties, to any alternative dispute resolution procedure will not be construed under the doctrines of laches, waiver, or estoppel to adversely affect the rights of either Party. the Contracting Party’s performance under the Agreement will not be suspended during the pendency of any dispute. (c) The provisions of this Section 21 (DISPUTE RESOLUTION/GOVERNING LAW) shall survive the termination or expiration of the Agreement. In the event that any provision of the Agreement shall be held unenforceable, such provision shall be enforced to the maximum extent permissible, and the remaining provisions of the Agreement shall remain in effect.

22.    NOTICE. Any notice required or otherwise given pursuant to the Agreement shall be in writing and mailed certified return receipt requested, postage prepaid, or delivered by overnight delivery service to the address for notice listed on the Rental Services Form.

23.    ENTIRE AGREEMENT. The Agreement constitutes the entire agreement between the Parties and supersedes any prior understanding or representation of any kind preceding the date of the Agreement. There are no other promises, conditions, understandings, or other agreements, whether oral or written, relating to the subject matter of the Agreement. The Agreement may be modified in writing and must be signed by both Zebra and the Contracting Party.

24.    CUMULATIVE RIGHTS. Zebra’s and the Contracting Party’s rights under the Agreement are cumulative, and shall not be construed as exclusive of each other unless stated otherwise or required by law.

25.    WAIVER. The failure of either Party to enforce any provisions of the Agreement shall not be deemed a waiver or limitation of that Party's right to subsequently enforce and compel strict compliance with every provision of the Agreement. The acceptance of Rental Charges by Zebra does not waive Zebra’s right to enforce any provisions of the Agreement.

26.    INDEMNIFICATION. Except for damages, claims or losses due to Zebra’s negligence, the Contracting Party, to the extent permitted by law, will indemnify and hold Zebra and Zebra’s property, free and harmless from any liability for losses, claims, injury to or death of any person, including the Contracting Party, or for damage to property arising from End User using and possessing the Equipment or from the acts or omissions of any person or persons, including End User, using or possessing the Equipment with End User’s express or implied consent.

27.    DEFAULTS. If the Contracting Party fails to perform or fulfill any obligation under the Agreement( including timely payment) they shall be in default of the Agreement and shall have seven (7) days from the date of notice of default by Zebra to cure the default. In the event the default is not cured, Zebra may, at Zebra’s option, (a) cure such default and the cost of such action may be added to the respective Party’s financial obligations under the Agreement; or (b) declare the default and terminate the Agreement. If the Contracting Party and/or Authorized Reseller shall become insolvent, cease to do business as a going concern or if a petition has been filed by or against it under the Bankruptcy Act or similar federal or state statute, Zebra may immediately declare a default and terminate the Agreement. In the event of a default, Zebra may, as permitted by law, re-take possession of the Equipment. Zebra may, at its option, hold the Contracting Party liable for any difference between the Rental Charges that would have been payable under the Agreement during the balance of the unexpired term and any amount paid by any successive lessee if the Equipment is re-let, minus the cost and expenses of such reletting. In the event Zebra is unable to re-let the Equipment during any remaining term of the Agreement, after default, Zebra may, at its option, hold End User, the Contracting Party and/or the Authorized Reseller liable for the balance of the unpaid Rental Charges under the Agreement as if the Agreement had continued in force.

28.    FORCE MAJEURE. Zebra shall not be responsible or liable for any failure to perform hereunder if such failure is caused by acts of God, acts of government, strikes or labor disputes, pandemic, failures of transportation, fire or flood or other casualty, failures of subcontractors or suppliers, or any other cause or causes (whether or not similar in nature to any of those herein specified) that are beyond Zebra’s reasonable control.

Exhibit 10.64
Schedule A – Rental Services Form

AGREEMENT (the “Agreement”)	Rental Services Agreement - North America sold to the Reseller named herein (through the named Distributor for the Reseller to resell Rental Services to the named End-User
Agreement Effective Date (“Effective Date”)	May 6, 2021
Zebra Technologies International, LLC (“Zebra”)
Zebra Technologies International, LLC 3 Overlook Point, Lincolnshire IL 60069
Attn: Service Contracts Administration
a.All NA Distributors, send to: cs.nadisti@zebra.com
b.All other US End Users, send to: cs.northamerica@zebra.com
c.All other Canada End Users, send to: cs.canada@zebra.com

Notices to Zebra: Include cc: Zebra Law Department-NKQ674@zebra.com

Distributor’s Full Legal Name and Registered Address (if applicable due to the Authorized Reseller purchasing from a Distributor)
Authorized Reseller Full Legal Name and Registered Address
End User’s Full Legal Name
End User Tax Identification Number
End User Legal Address & Contact Street Address, City, State, Zip Contact Name, Phone, Email
End User Bill-To Address & Contact Street Address, City, State, Zip Contact Name, Phone, Email
Delivery Location
End User Equipment Location (where Equipment will be used) Street Address, City, State, Zip

Exhibit 10.64

Equipment List (Rental Services Part Number and Description) (Minimum Quantity: 25
Initial Rental Term	[Minimum of three (3) months]
Rental Charges for the Initial R Term (USD)

Schedule B - LICENSE AGREEMENT (RESTRICTED SOFTWARE)

This End User License Agreement (“EULA”) is a legal agreement between End User (either an individual or a company) (“Licensee”) and Zebra Technologies Corporation (“Zebra”) for Software, owned by Zebra and its affiliated companies and its third-party suppliers and licensors, that accompanies this EULA. For purposes of this EULA, “Software” shall mean machine-readable instructions used by a processor to perform specific operations. BY USING THE SOFTWARE, LICENSEE ACKNOWLEDGES ACCEPTANCE OF THE TERMS OF THIS EULA. IF LICENSEE DOES NOT ACCEPT THESE TERMS, LICENSEE MAY NOT USE THE SOFTWARE.

1.    GRANT OF LICENSE. Zebra grants Licensee, the following rights provided that Licensee complies with all terms and conditions of this EULA: For Software provided with Zebra hardware, Zebra hereby grants Licensee a limited, personal, non-exclusive license during the Rental Term to use the Software solely and exclusively for Licensee’s internal use in support of the operation of Licensee’s associated Zebra hardware and for no other purpose. Licensee has no right to use Software provided with Zebra hardware to support non-Zebra hardware. To the extent that non-device specific Software is provided to Licensee in a manner that is designed to be installed by Licensee, Licensee may install one copy of the installable Software on one hard disk or other device storage for one printer, computer, workstation, terminal, controller, access point or other digital electronic device, as applicable (an “Electronic Device”), and Licensee may access and use that Software as installed on that Electronic Device so long as only one copy of such Software is in operation. Licensee may install, use, access, display and run only the number of copies of the Software to which Licensee is entitled under a purchase order, support contract or other agreement with Zebra. In the absence of a support contract, Licensee is entitled, for a period of ninety (90) days from when the instance of Software (or hardware including the Software) are first shipped by Zebra or downloaded by Licensee, to obtain, if available, updates, from Zebra and operational technical support, not including implementation, integration or deployment support (“Entitlement Perio d”). Licensee may not obtain updates from Zebra after the Entitlement Period, unless covered by a Zebra support contract or other written agreement with Zebra. Certain items of the Software may be subject to open source licenses. The open source license provisions may override some of the terms of this EULA. Zebra makes the applicable open source licenses available to Licensee on a Legal Notices readme file available on Licensee’s device and/or in System Reference guides or in Command Line Interface (CLI) reference guides associated with certain Zebra software or products.

1.1    Authorized Users. The licenses granted herein are subject to the condition that Licensee ensures the maximum number of authorized users accessing and using the Software either alone or concurrently is equal to the number of user licenses for which Licensee is entitled to use either through a Zebra channel partner member or Zebra. Licensee may purchase additional user licenses at any time upon payment of the appropriate fees to the Zebra channel partner member or Zebra.

1.2    Software Transfer. Licensee may only transfer this EULA and the rights to the Software or updates granted herein to a third-party in connection with the support or sale of a device which the Software accompanied during the Entitlement Period or as covered by a Zebra support contract. In such event, the transfer must include all of the Software (including all component parts, the media and printed materials, any upgrades, and this EULA) and Licensee may not retain any copies of the Software. The transfer may not be an indirect transfer, such as a consignment. Prior to the transfer, the end user receiving the Software must agree to all the EULA terms. If Licensee is purchasing Zebra products and licensing Software for end use by a U.S. Government end user, Licensee may transfer such Software license, but only if: (i) Licensee transfers all copies of such Software to the U.S. Government end user or to an interim transferee, and (ii) Licensee has first obtained from the transferee (if applicable) and ultimate end user an enforceable end user license agreement containing restrictions substantially identical to the ones contained in this EULA. Except as stated in the foregoing, Licensee and any transferee(s) authorized by this

Exhibit 10.64
provision may not otherwise use or transfer or make available any Zebra software to any third-party nor permit any party to do so.

2.    RESERVATION OF RIGHTS AND OWNERSHIP. Zebra and its suppliers and licensors reserve all rights not expressly granted to Licensee in this EULA. The Software is protected by copyright and other intellectual property laws and treaties. Zebra or its suppliers or licensors own the title, copyright, and other intellectual property rights in the Software. The Software is licensed, not sold. Licensee understands and agrees that Zebra may license the Software or part of the Software from one or more third-party licensors and any such applicable third-party licensor is an intended third-party beneficiary to this EULA and any such third-party licensor and its successors and assigns may enforce and all terms of this EULA, and nothing herein shall limit such third-party licensor’s legal or equitable rights (including injunctive relief), benefits, or remedies of any nature whatsoever under or by reason of this EULA.

3.    LIMITATIONS ON END USER RIGHTS. Licensee may not reverse engineer, decompile, disassemble, or otherwise attempt to discover the source code or algorithms of, the Software or modify, or disable any features of, the Software, or create derivative works based on the Software. Licensee may not rent, lease, lend, sublicense or provide commercial hosting services with the Software.

4.    MACHINE DATA. “Machine Data” means usage data collected by software or devices sold (or licensed) under this EULA such as battery management (time to empty, standby current, average current), device system time, CPU processing load, application usage time, free RAM, number of running processes, network information (name, identifier), device identifier, firmware version, hardware version device type, audio volume, LED state, beeper volume, backlight level, key light, odometer count, reboot, reboot cause, total storage and memory availability, power cycle count, and device up time. Notwithstanding anything else in this EULA, all title and ownership rights in and to Machine Data are held by Zebra. In the event, and to the extent Licensee is deemed to have any ownership rights in Machine Data, Licensee hereby grants Zebra a limited, irrevocable, non-exclusive right and license to use Machine Data.

5.    AGGREGATE DATA COLLECTION. Licensee acknowledges and agrees that Zebra may as permitted by law (a) collect, process, and use aggregated data, stored by or related to the Software, including, without limitation, data generated by the Software or data generated by any device incorporating the Software, and create anonymized and/or aggregated data records that do not allow Zebra to identify any natural person (“Aggregate Data”), (b) use such Aggregate Data to improve the Software, develop new software or services, understand industry trends, create and publish white papers, reports, or databases summarizing the foregoing, and generally for any legitimate purpose related to Zebra’s business, and (c) use Aggregate Data to investigate and help address and/or prevent actual or potential unlawful activity.

6.    LOCATION INFORMATION. The Software may enable Licensee to collect location-based data from one or more client devices which may allow Licensee to track the actual location of those client devices. Zebra specifically disclaims any liability for Licensee’s use or misuse of the location-based data. Licensee agrees to pay all reasonable costs and expenses of Zebra arising from or related to third-party claims resulting from Licensee’s use or misuse of the location- based data.

7.    PRIVACY. Zebra’s Privacy Policy (located at: https://www.zebra.com/us/en/about-zebra/company- information/legal/privacy-statement.html), as amended from time to time, is hereby incorporated by reference into this EULA. If end users submit personal data to Zebra in connection with the use of Zebra hardware or Software, the ways in which Zebra collects and uses that data are regulated by Zebra’s Privacy Policy in accordance with applicable law. Zebra is committed to GDPR compliance and Zebra’s GDPR Addendum (located at: https://www.zebra.com/us/en/about- zebra/company-information/legal/gdpr.html) supplements Zebra’s Privacy Policy to the extent personal data is provided to Zebra and the GDPR is applicable to the end user.

8.    SOFTWARE RELEASES. During the Entitlement Period, Zebra or Zebra’s channel partner members may make software releases available to Licensee as those releases become available after the date Licensee obtains its initial copy of the Software. This EULA applies to all and any component of the release that may be made available to Licensee after the date Licensee obtains its initial copy of the Software unless Zebra provides other license terms along with such release. To receive Software provided through the release, Licensee must first be licensed for the

Exhibit 10.64
Software identified by Zebra as entitled to the release. Zebra recommends that Licensee enter into a Zebra support contract to ensure that Licensee is entitled to receive any available Software releases. Some features of the Software may require Licensee to have access to the internet and may be subject to restrictions imposed by Licensee’s network or internet provider.

9.    EXPORT RESTRICTIONS. Licensee acknowledges that the Software is subject to export restrictions of various countries. Licensee agrees to comply with all applicable international and national laws that apply to the Software, including all the applicable export restriction laws and regulations.

10.    ASSIGNMENT. Licensee may not assign this EULA or any of Licensee’s rights or obligations hereunder (by operation of law or otherwise) without the prior written consent of Zebra. Zebra may assign this EULA and its rights obligations without Licensee’s consent. Subject to the foregoing, this EULA shall be binding upon and inure to the benefit of the parties to it and their respective legal representatives, successors and permitted assigns.

11.    TERMINATION. This EULA is effective until terminated. Licensee’s rights under this EULA will terminate automatically without notice from Zebra if Licensee fails to comply with any of the terms and conditions of this EULA. Zebra may terminate this EULA by offering Licensee a superseding agreement for the Software or for any new release of the Software and conditioning Licensee’s continued use of the Software or such new release on Licensee’s acceptance of such superseding agreement. Upon termination of this EULA, Licensee must cease all use of the Software and destroy all copies, full or partial, of the Software.

12.    DISCLAIMER OF WARRANTY. UNLESS SEPARATELY STATED IN A WRITTEN EXPRESS LIMITED WARRANTY, ALL SOFTWARE PROVIDED BY ZEBRA IS PROVIDED “AS IS” AND ON AN “AS AVAILABLE” BASIS, WITHOUT WARRANTIES OF ANY KIND FROM ZEBRA, EITHER EXPRESS OR IMPLIED. TO THE FULLEST EXTENT POSSIBLE PURSUANT TO APPLICABLE LAW, ZEBRA DISCLAIMS ALL WARRANTIES EXPRESS, IMPLIED, OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY, SATISFACTORY QUALITY OR WORKMANLIKE EFFORT, FITNESS FOR A PARTICULAR PURPOSE, RELIABILITY OR AVAILABILITY, ACCURACY, LACK OF VIRUSES, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR OTHER VIOLATION OF RIGHTS. ZEBRA DOES NOT WARRANT THAT THE OPERATION OF THE SOFTWARE WILL BE UNINTERRUPTED OR ERROR FREE. TO THE EXTENT THAT THE SOFTWARE COVERED BY THIS EULA INCLUDES EMULATION LIBRARIES, SUCH EMULATION LIBRARIES DO NOT WORK 100% CORRECTLY OR COVER 100% OF THE FUNCTIONALITY BEING EMULATED, ARE OFFERED “AS IS” AND WITH ALL FAULTS, AND ALL THE DISCLAIMERS AND LIMITATIONS CONTAINED IN THIS PARAGRAPH AND THIS EULA APPLY TO SUCH EMULATION LIBRARIES. SOME JURISDICTIONS DO NOT ALLOW EXCLUSIONS OR LIMITATIONS OF IMPLIED WARRANTIES, SO THE ABOVE EXCLUSIONS OR LIMITATIONS MAY NOT APPLY TO LICENSEE. NO ADVICE OR INFORMATION, WHETHER ORAL OR WRITTEN, OBTAINED BY LICENSEE FROM ZEBRA OR ITS AFFILIATES SHALL BE DEEMED TO ALTER THIS DISCLAIMER BY ZEBRA OF WARRANTY REGARDING THE SOFTWARE, OR TO CREATE ANY WARRANTY OF ANY SORT FROM ZEBRA.

13.    THIRD-PARTY APPLICATIONS. Certain third-party applications may be included with or downloaded with this Software. Zebra makes no representations whatsoever about any of these applications. Since Zebra has no control over such applications, Licensee acknowledges and agrees that Zebra is not responsible for such applications. Licensee expressly acknowledges and agrees that use of third-party applications is at Licensee’s sole risk and that the entire risk of unsatisfactory quality, performance, accuracy and effort is with Licensee. Licensee agrees that Zebra shall not be responsible or liable, directly or indirectly, for any damage or loss, including but not limited to any damage to or loss of data, caused or alleged to be caused by, or in connection with, use of or reliance on any such third-party content, products, or services available on or through any such application. Licensee acknowledges and agrees that the use of any third-party application is governed by such third-party application provider's Terms of Use, License Agreement, Privacy Policy, or other such agreement and that any information or personal data Licensee provides, whether knowingly or unknowingly, to such third-party application provider, will be subject to such third-party application provider's privacy policy, if such a policy exists. ZEBRA DISCLAIMS ANY RESPONSIBILITY FOR ANY DISCLOSURE OF INFORMATION OR ANY OTHER PRACTICES OF ANY THIRD-PARTY APPLICATION PROVIDER. ZEBRA EXPRESSLY DISCLAIMS ANY WARRANTY REGARDING WHETHER LICENSEE’S PERSONAL INFORMATION IS CAPTURED BY ANY THIRD-

Exhibit 10.64
PARTY APPLICATION PROVIDER OR THE USE TO WHICH SUCH PERSONAL INFORMATION MAY BE PUT BY SUCH THIRD-PARTY APPLICATION PROVIDER.

14.    LIMITATION OF LIABILITY. ZEBRA WILL NOT BE LIABLE FOR ANY DAMAGES OF ANY KIND ARISING OUT OF OR RELATING TO THE USE OR THE INABILITY TO USE THE SOFTWARE OR ANY THIRD-PARTY APPLICATION, ITS CONTENT OR FUNCTIONALITY, INCLUDING BUT NOT LIMITED TO DAMAGES CAUSED BY OR RELATED TO ERRORS, OMISSIONS, INTERRUPTIONS, DEFECTS, DELAY IN OPERATION OR TRANSMISSION, COMPUTER VIRUS, FAILURE TO CONNECT, NETWORK CHARGES, IN-APP PURCHASES, AND ALL OTHER DIRECT, INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES EVEN IF ZEBRA HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THE ABOVE EXCLUSIONS OR LIMITATIONS MAY NOT APPLY TO LICENSEE. NOTWITHSTANDING THE FOREGOING, ZEBRA’S TOTAL LIABILITY TO LICENSEE FOR ALL LOSSES, DAMAGES, CAUSES OF ACTION, INCLUDING BUT NOT LIMITED TO THOSE BASED ON CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF LICENSEE’S OF THE SOFTWARE OR THIRD-PARTY APPLICATIONS, OR ANY OTHER PROVISION OF THIS EULA, SHALL NOT EXCEED THE FAIR MARKET VALUE OF THE SOFTWARE LICENSE OR AMOUNT PURCHASER PAID SPECIFICALLY FOR THE SOFTWARE LICENSE. THE FOREGOING LIMITATIONS, EXCLUSIONS, AND DISCLAIMERS (INCLUDING SECTIONS 11, 12, 13, 14 AND 18) SHALL APPLY TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EVEN IF ANY REMEDY FAILS ITS ESSENTIAL PURPOSE.

15.    INJUNCTIVE RELIEF. Licensee acknowledges that, in the event Licensee breaches any provision of this EULA, Zebra will not have an adequate remedy in money or damages. Zebra shall therefore be entitled to seek to obtain an injunction against such breach from any court of competent jurisdiction immediately upon request without posting bond. Zebra's right to obtain injunctive relief shall not limit its right to seek further remedies.

16.    MODIFICATION. No modification of this EULA shall be binding unless it is in writing and is signed by an authorized representative of the party against whom enforcement of the modification is sought. Continued usage of the Software shall, following modification to the updated EULA, constitute consent to be bound by the updated terms.

17.    U.S. GOVERNMENT END USERS RESTRICTED RIGHTS. This provision only applies to U.S. Government end users. The Software is a “commercial item” as that term is defined at 48 C.F.R. Part 2.101, consisting of “commercial computer software” and “computer software documentation” as such terms are defined in 48 C.F.R. Part 252.227 - 7014(a)(1) and 48 C.F.R. Part 252.227-7014(a)(5), and used in 48 C.F.R. Part 12.212 and 48 C.F.R. Part 227.7202, as applicable. Consistent with 48 C.F.R. Part 12.212, 48 C.F.R. Part 252.227-7015, 48 C.F.R. Part 227.7202-1 through 227.7202-4, 48 C.F.R. Part 52.227-19, and other relevant sections of the Code of Federal Regulations, as applicable, the Software is distributed and licensed to U.S. Government end users (a) only as a commercial item, and (b) with only those rights as are granted to all other end users pursuant to the terms and conditions contained herein.

18.    APPLICABLE LAW. This EULA is governed by the laws of the state of Illinois, without regard to its conflict of law provisions. This EULA shall not be governed by the UN Convention on Contracts for the International Sale of Goods, the application of which is expressly excluded.

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Schedule C: Zebra OneCare® Essential Service Description Document

Available here:
https://partnerportal.zebra.com/PartnerPortal/product_services/services/Zebra_OneCare_Support_Services_reso.aspx

Exhibit 10.64
Exhibit B - Rental Services Form (to be submitted to Zebra for each transaction)

AGREEMENT (the “Agreement”)	Rental Services Agreement - North Am sold to the Reseller named herein (through the named Distributor for the Reseller to resell Rental Services to End-User
Agreement Effective Date (“Effect Date”)	May 6, 2021
Zebra Technologies International, LLC (“Zebra”)
Zebra Technologies International, LLC 3 Overlook Point, Lincolnshire IL 60069
Attn: Service Contracts Admin
a.All NA Distributors, send to: cs.nadisti@zebra.com
b.All other US End Users, send to: cs.northamerica.com
c.All other Canada End Users, send to: cs.canada@zebra.com

Notices to Zebra: Include cc: Zebra Law Department-NKQ674@zebra.com

Distributor’s Full Legal Name and Registered Address (if applicable due to the Authorized Reseller purchasing from a Distributor)
Authorized Reseller Full Legal Name and Registered Address
End User’s Full Legal Name
End User Tax Identification Number
End User Legal Address & Contact Street Address, City, State, Zip Contact Name, Phone, Email
End User Bill-To Address & Contact Street Address, City, State, Zip Contact Name, Phone, Email
Delivery Location
End User Equipment Location (where Equipment will be used) Street Address, City, State, Zip
Equipment List (Rental Services Part Number and Description) (Minimum Quantity: 26

Exhibit 10.64

Initial Rental Term	[Minimum of three (3) months]
Rental Charges for Initial Rental Term (USD) payable by Distributor to Zebra